Exhibit 99.1

Southland Announces Fourth Quarter and Full Year 2022 Results

GRAPEVINE, Texas, March 22, 2023 (Business Newswire) -- Southland Holdings, Inc. (NYSE American: SLND and SLNDW) (“Southland”), a leading provider of specialized infrastructure construction services, today announced financial results for the quarter and year ended December 31, 2022.

●	Gross profit margin of 12% for the year ended December 31, 2022, compared to 9% for the year ended December 31, 2021.
●	Operating income increased 48% to $82.7 million for the year ended December 31, 2022, compared to $56.1 million for the year ended December 31, 2021.
●	Operating income margin of 7% for the year ended December 31, 2022, compared to 4% for the year ended December 31, 2021.
●	Net income increased 56% to $60.5 million for the year ended December 31, 2022, compared to $38.7 million for the year ended December 31, 2021.
●	EBITDA increased 23% to $128.2 million for the year ended December 31, 2022, compared to $104.3 million for the year ended December 31, 2021.
●	Backlog increased 34% to a record $2.97 billion as of December 31, 2022, compared to $2.22 billion as of December 31, 2021.
●	Record new awards of $1.9 billion in 2022, an increase of approximately 220% compared to the prior year.
●	Record new awards of $874 million in the fourth quarter of 2022.

“2022 was a great year for Southland. The efforts put forth by the men and women that make up our team led to Southland setting numerous company records. We achieved record new project awards, backlog, gross profit, operating income, and EBITDA in the year. Beyond the numbers, we had numerous operational successes delivering clean water solutions, completing flood and waterway control structures, constructing bridges that connect communities and facilitate commerce, and partnering with our customers to address vital infrastructure needs. I look forward to what the future holds for us,” said Southland Chief Executive Officer, Frank Renda.

2022 Fourth Quarter & Full Year Results

Condensed Consolidated Statements of Operations

	Three Months Ended
(Amounts in thousands)	December 31, 2022	December 31, 2021
Revenue	$294,804	$363,626
Cost of construction	258,948	324,048
Gross profit	35,856	39,578
Selling, general, and administrative expenses	14,836	16,115
Operating income	21,020	23,463
Gain on investments, net	(3)	(146)
Other income, net	(1,268)	(1,210)
Interest expense	2,574	1,934
Earnings before income taxes	19,717	22,885
Income tax expense (benefit)	(455)	8,730
Net income	20,172	14,155
Net income (loss) attributable to noncontrolling interests	634	(679)
Net income attributable to Southland Holdings	$19,538	$14,834

Revenue for the three months ended December 31, 2022 was $294.8 million, a decrease of $68.8 million, or 23%, compared to the three months ended December 31, 2021.

Gross profit for the three months ended December 31, 2022 was $35.9 million, a decrease of $3.7 million, or 10%, compared to the three months ended December 31, 2021. Our gross profit margin increased from 11% to 12% for the three months ended December 31, 2022 compared to the three months ended December 31, 2021.

Selling, general, and administrative expense for the three months ended December 31, 2022 were $14.8 million, a decrease of $1.3 million, or 8.6%, compared to the three months ended December 31, 2021.

Condensed Consolidated Statements of Operations

	Year Ended
(Amounts in thousands)	December 31, 2022	December 31, 2021
Revenue	$1,161,431	$1,279,186
Cost of construction	1,020,497	1,164,998
Gross profit	140,934	114,188
Selling, general, and administrative expenses	58,231	58,136
Operating income	82,703	56,052
(Gain) loss on investments, net	76	(898)
Other income, net	(2,204)	(2,780)
Interest expense	8,891	7,255
Earnings before income taxes	75,940	52,475
Income tax expense	13,290	10,945
Net income	62,650	41,530
Net income attributable to noncontrolling interests	2,108	2,810
Net income attributable to Southland Holdings	$60,542	$38,720

Revenue for the year ended December 31, 2022 was $1,161.4 million, a decrease of $117.8 million, or 9.2%, compared to the year ended December 31, 2021.

Gross profit for the year ended December 31, 2022 was $140.9 million, an increase of $26.7 million, or 23.4%, compared to the year ended December 31, 2021. Our gross profit margin increased from 9% to 12% for the year ended December 31, 2022 compared to year ended December 31, 2021.

Selling, general, and administrative expense for the year ended December 31, 2022 were $58.2 million, an increase of $0.1 million, or 0.1%, compared to the year ended December 31, 2021. Selling, general, and administrative expense as a percent of revenue were 5% for the year ended December 31, 2022 compared to 4.5% for the year ended December 31, 2021. For the year ended December 31, 2022 we incurred approximately $2.2 million of costs related to Southland becoming a public company.

Segment Revenue

	Three Months Ended
(Amounts in thousands)	December 31, 2022		December 31, 2021
		% of Total		% of Total
Segment	Revenue	Revenue	Revenue	Revenue
Civil	$84,021	28.5%	$98,347	27.0%
Transportation	210,783	71.5%	265,279	73.0%
Total revenue	$294,804	100.0%	$363,626	100.0%

	Year Ended
(Amounts in thousands)	December 31, 2022		December 31, 2021
		% of Total		% of Total
Segment	Revenue	Revenue	Revenue	Revenue
Civil	$305,324	26.3%	$391,629	30.6%
Transportation	856,107	73.7%	887,557	69.4%
Total revenue	$1,161,431	100.0%	$1,279,186	100.0%

Segment Gross Profit

	Three Months Ended
(Amounts in thousands)	December 31, 2022		December 31, 2021
		% of Segment		% of Segment
Segment	Gross Profit	Revenue	Gross Profit	Revenue
Civil	$17,149	20.4%	$(1,800)	(1.8)%
Transportation	18,707	8.9%	41,378	15.6%
Gross profit	$35,856	12.2%	$39,578	10.9%

	Year Ended
(Amounts in thousands)	December 31, 2022		December 31, 2021
		% of Segment		% of Segment
Segment	Gross Profit	Revenue	Gross Profit	Revenue
Civil	$45,464	14.9%	$40,913	10.4%
Transportation	95,470	11.2%	73,275	8.3%
Gross profit	$140,934	12.1%	$114,188	8.9%

EBITDA Reconciliation

	Three Months Ended		Year Ended
(Amounts in thousands)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income	$19,538	$14,834	$60,542	$38,720
Depreciation and amortization	10,534	12,217	45,697	47,468
Income tax expense (benefit)	(455)	8,730	13,290	10,945
Interest expense	2,574	1,934	8,891	7,255
Interest income	(143)	17	(172)	(47)
EBITDA	$32,048	$37,732	$128,248	$104,341

Backlog

(Amounts in thousands)	Backlog
Balance December 31, 2021	$2,218,573
New contracts, change orders, and adjustments	1,892,946
Gross backlog	4,111,519
Less: contract revenue recognized in 2022	(1,137,634)
Balance December 31, 2022	$2,973,885

Condensed Consolidated Balance Sheets

	As of
(Amounts in thousands)	December 31, 2022	December 31, 2021
Cash and cash equivalents	$57,915	$63,342
Restricted cash	14,076	47,900
Accounts receivable, net	135,678	126,702
Retainage receivables	122,682	110,971
Contract assets	512,906	374,624
Other current assets	24,047	22,977
Total current assets	867,304	746,516

Property and equipment, net	114,084	156,031
Right-of-use assets	16,893	15,816
Investments - unconsolidated entities	113,724	103,610
Investments - limited liability companies	2,590	1,926
Investments - private equity	3,261	3,925
Goodwill	1,528	1,528
Intangible assets, net	2,218	3,215
Other noncurrent assets	3,703	3,186
Total noncurrent assets	258,001	289,237
Total assets	1,125,305	1,035,753

Accounts payable	$126,385	$146,455
Retainage payable	33,677	32,706
Accrued liabilities	121,584	115,057
Current portion of long-term debt	46,322	41,333
Short-term lease liabilities	16,572	20,048
Contract liabilities	131,557	111,286
Total current liabilities	476,097	466,885

Long-term debt	227,278	195,597
Long-term lease liabilities	10,032	13,496
Deferred tax liabilities	3,392	5,962
Other noncurrent liabilities	48,622	51,462
Total long-term liabilities	289,324	266,517
Total liabilities	765,421	733,402

Noncontrolling Interest	10,446	11,057
Members’ capital	327,614	267,831
Preferred stock	24,400	24,400
Accumulated other comprehensive income	(2,576)	(937)
Total equity	359,884	302,351
Total liabilities and equity	$1,125,305	$1,035,753

Condensed Consolidated Statement of Cash Flows

	Year Ended
(Amounts in thousands)	December 31, 2022	December 31, 2021
Cash flows from operating activities:
Net income	$62,650	$41,530
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	45,697	47,468
Deferred taxes	(2,103)	(271)
Gain on sale of assets	(3,377)	(5,168)
Foreign currency remeasurement loss (gain)	548	136
(Earnings) from equity method investments	(9,299)	(7,239)
TZC Investment present value accretion	(2,355)	(2,265)
Gain on trading securities, net	(260)	(1,145)
(Increase) decrease in accounts receivable	(18,432)	(7,412)
Increase in contract assets	(138,677)	(2,116)
Increase in prepaid expenses and other current assets	(1,293)	(765)
(Increase) decrease in ROU assets	(1,315)	5,990
(Decrease) increase in accounts payable and accrued expenses	(13,546)	26,480
Increase (decrease) in contract liabilities	20,049	(188,654)
Increase (decrease) in operating lease liabilities	1,264	(5,974)
Other	(5,753)	8,832
Net cash used in operating activities	(66,202)	(90,573)

Cash flows from investing activities:
Purchase of fixed assets	(4,765)	(18,797)
Proceeds from sale of fixed assets	10,064	11,251
Loss on investment in limited liability company	336	248
Purchase of trading securities	—	(391)
Proceeds from the sale of trading securities	927	175
Purchase of interest of other investments	—	(150)
Capital contribution to investees	(1,000)	(835)
Net cash provided by (used in) investing activities	5,562	(8,499)

Cash flows from financing activities:
Borrowings on line of credit	75,000	67,000
Payments on line of credit	—	(82,000)
Borrowings on notes payable	281	206,172
Payments on notes payable	(42,934)	(153,587)
Payments of deferred financing costs	—	(260)
Advances to related parties	(1,603)	(1,571)
Payments from related parties	5	1,260
Payments on finance lease	(8,157)	(4,716)
Capital contributions from noncontrolling members	—	926
Distributions	(2,457)	(2,620)
Net cash provided by financing activities	20,135	30,604

Effect of exchange rate on cash	1,254	(686)

Net decrease in cash and cash equivalents and restricted cash	(39,251)	(69,154)
Beginning of period	111,242	180,396
End of period	$71,991	$111,242

Supplemental cash flow information
Cash paid for income taxes	$10,392	$14,093
Cash paid for interest	$9,044	$7,519
Non-cash investing and financing activities:
Lease assets obtained in exchange for new leases	$19,558	$16,051
Assets obtained in exchange for notes payable	$4,091	$—

Conference Call

Southland will host a conference call at 10:00 a.m. Eastern Time on Thursday, March 23, 2023. The call may be accessed here, or at www.southlandholdings.com . Following the conference call, a replay will be available on Southland’s website.

About Southland

Southland is a leading provider of specialized infrastructure construction services. With roots dating back to 1900, Southland and its subsidiaries form one of the largest infrastructure construction companies in North America, with experience throughout the world. The company serves the bridges, tunneling, transportation and facilities, marine, steel structures, water and wastewater treatment, and water pipeline end markets. Southland is headquartered in Grapevine, Texas.

For more information, please visit Southland’s website at www.southlandholdings.com.

Non-GAAP Financial Measures

This press release includes certain unaudited financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including but not limited to earnings before interest, taxes, depreciation, and amortization (“EBITDA”), backlog, and certain ratios and other metrics derived therefrom. Note that other companies may calculate these non-GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies. Further, these non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. Southland believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Southland’s financial condition and results of operations. Southland also believes that these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which items of expense and income are excluded or included in determining these non-GAAP financial measures.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Southland’s current beliefs, expectations and assumptions regarding the future of Southland’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Southland’s control. Southland’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Southland in this press release is based only on information currently available to Southland and speaks only as of the date on which it is made. Southland undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Southland Contacts:

Cody Gallarda

EVP, Chief Financial Officer

cgallarda@southlandholdings.com

Alex Murray

Corporate Development & Investor Relations

amurray@southlandholdings.com